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                                                                 Exhibit 10.34


                              ROCKFORD CORPORATION

                           1990 RESTRICTED STOCK GRANT
                             AND TAX LOAN AGREEMENT



Background: The Board of Directors of Rockford Corporation ("Rockford") has authorized a Fiscal 1990 Restricted Stock Grant Program pursuant to which (1) certain of the Company's key employees ("Grantees") will be granted shares of Rockford common stock (the "Stock") in consideration of their past and present services to the Company if (2) each such Grantee will agree to pay all federal and state taxes (the "Tax Payments") due on his grant (the "Grant") and (3) Rockford will make available to each Grantee loans (the "Tax Loans") in amounts of up to the Grantee's tax obligations. The Stock awarded to each Grantee is to be restricted with regard to (I) its beneficial ownership by the Grantee and
(II) his right to resell shares of it by the limitations that (i) twenty percent (20%) of the Stock will vest in the Grantee on June 1, 1990 and additional twenty percents of the Stock will vest in the Grantee on each anniversary date thereafter, to and including June 1, 1994, (the "Vesting Dates"), but only if
(ii) the Grantee shall have been employed by Rockford until each such Vesting Date. The key employee hereafter named has been selected by Rockford's Board of Directors as one of the proposed Grantees under the 1990 Program, and he is willing (A) to pay the taxes due upon such Grant and (B) to accept the conditions of its vesting in him.

NOW THEREFORE, This Agreement made as of June 1, 1990 by and between Rockford and Douglas Morby (hereinafter "Recipient") in consideration of (X) the Grant of Stock being made by Rockford to Recipient, contemporaneous with this Agreement, and (Y) Recipient's agreement to accept the restrictions and to make the Tax Payments associated with his Grant, and with both parties intending to be legally bound hereby, W I T N E S S E T H that Rockford and Recipient have agreed as follows:

            First: Stock Grant - Rockford hereby grants to Recipient as a bonus 1,496 shares of Stock and will deliver to Recipient a certificate for such Stock, restricted as hereinafter recited, contemporaneous with the execution of this Agreement.

            Second: Acceptance of Grant - Recipient hereby agrees to accept the Grant as a transfer for, and in consideration of, his past and present services to the corporation, but subject to his making the Tax Payments and observing the restrictions upon the vesting and transfer of the Stock Grant, as hereinafter recited.

            Third: Vesting of Stock - The ownership of the Stock shall vest in Recipient 300 shares on the effective date hereof, 299 shares on June 1, 1991, 299 shares on June 1, 1992, 299 shares on June 1, 1993 and 299 shares on June 1, 1994, provided that Recipient shall have been continuously employed by Rockford between the effective date hereof and each such Vesting Date (or, if not continuously employed, then on temporary, compulsory service in the armed forces of the United States during any gap in employment). If Recipient leaves Rockford's employ at any time between the effective date of this Agreement and June 1, 1994

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(other than to serve on active duty in the U.S. armed forces) all Stock not then vested in him pursuant to the provisions of this Agreement shall be forfeited, and a new certificate for all vested Stock shall be issued by Rockford to Recipient.

            Fourth: Tax Payments - Recipient hereby agrees to reimburse to Rockford all withholdings and to make all additional payments required to pay the Tax Payments with respect to his Grant by the U.S. Internal Revenue Code, the Social Security Act and/or any applicable State tax code, all in accordance with the regulations of each, whether through current withholdings from Recipient's salary or in lump sum amounts when required tax payments fall due subsequently.

            Fifth: Tax Loans & Notes - Rockford hereby agrees, at any time when the Stock cannot be publicly traded, to make available to Recipient contemporaneous loans in amounts equal to as much as all of the Tax Payments to be withheld from, or paid by, Recipient pursuant to Fourth hereof, provided that
(A) Recipient shall execute and deliver to Rockford promissory notes ("Note(s)"), in the forms hereto attached and made a part hereof, agreeing to repay the principal amount of any loan(s) on or before the earliest of the following dates: May 31, 1993 (_____), May 31, 1995 (_____), or within 180 days following the first day when the Stock shall have been registered with the Securities & Exchange Commission and become publicly tradable on NASDAQ or any registered securities exchange, together with interest thereon at the applicable federal rate at the time of the making and issuance of any such Note. All such Notes shall be secured by a pledge of all of the Recipient's Stock as collateral security for payment in full of all principal and interest due to Rockford thereunder, which pledge shall be effected by delivery of the certificate for Recipient's Stock to Rockford with blank stock power attached.

            Sixth: Investment Representations - In order to induce the issuance of 1,496 shares of Stock by Rockford to Recipient, Recipient hereby represents and warrants to Rockford that in connection with his acceptance of the Stock Recipient has relied only upon Recipient's own investigation and knowledge of Rockford. Recipient has such knowledge and experience in business and financial matters that Recipient is capable of evaluating Rockford's business and the risks and merits of the accepting the Stock. Recipient is capable of bearing whatever degree of economic risk may be involved in acceptance of the Stock, including but not limited to the possibility of a complete loss of the Tax Payments made by Recipient in connection with his acceptance of the Stock and the restrictions upon resale and the lack of any public market which may make it impossible to readily liquidate the Stock. Recipient has had the opportunity, at no expense and minimal inconvenience, to ask questions of and seek additional information from Rockford; and Rockford has provided satisfactory answers concerning the Company, its business, and the Stock. There is no additional information the Recipient wishes to obtain from Rockford, or from any other source, with respect to his acceptance of the Stock and agreement to make the Tax Payments in connection with such acceptance.

            Recipient also hereby represents and warrants, and in accepting the Stock it is understood and agreed, that the Recipient is acquiring the Stock for his own account and not with a view to, or for sale in connection with, any distribution, and that he has no present intention of distributing any of the same. In addition, the undersigned acknowledges that the Stock has not


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been registered under the Securities Act of 1933 or any applicable State securities laws on the ground that the issuance to him is exempt from registration under the Securities Act by virtue of the foregoing investment representation and the fact that no sale to him is being made by Rockford. The recipient understands that the stock must be held indefinitely unless and until the restrictions upon portions thereof lapse and the offer and sale thereof are registered under the Securities Act and applicable State securities laws or an exemption from such registration is available. He is aware that the Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of such rule are met. Among the conditions for use of Rule 144 is the availability to the public of current information about Rockford. Such information is not now available, and Rockford has no definite plans to make such information available in the future. The Recipient also agrees that, in the absence of an effective registration statement covering all or any of the Stock, he will not sell, transfer, or otherwise dispose of such Stock in any manner inconsistent with his representations in this Section.

            Seventh: Restrictions on Certificates - Rockford and Recipient agree that any certificate for Stock issued pursuant to this Agreement shall bear the following legends on the reverse side:

            (1) THE SHARES OF STOCK REPRESENTED HEREBY SHALL NOT VEST IN THE BENEFICIAL OWNERSHIP OF THE REGISTERED OWNER OF THIS CERTIFICATE UNLESS SUCH OWNER SHALL HAVE BEEN CONTINUOUSLY IN THE EMPLOY OF ROCKFORD CORPORATION (OR ON TEMPORARY, COMPULSORY DUTY IN THE ARMED SERVICES OF THE U.S.) FROM THE DATE HEREOF UNTIL EACH OF THE FOLLOWING VESTING DATES, AND THEN ONLY WITH RESPECT TO THE NUMBER OF SHARES RECITED BESIDE EACH DATE:

                        June 1, 1990      300   Shares
                        June 1, 1991      299   Shares
                        June 1, 1992      299   Shares
                        June 1, 1993      299   Shares
                        June 1, 1994      299   Shares
                                          ------------
                              Total       1,496 Shares
                                          =====

            IF THE REGISTERED OWNER SHALL NOT HAVE BEEN CONTINUOUSLY IN THE EMPLOY OF ROCKFORD (OR TEMPORARILY SERVING IN THE ARMED FORCES) FROM THE DATE HEREOF UNTIL ANY SUCH VESTING DATE, ALL SHARES NOT THEN VESTED SHALL BE FORFEITED IN ACCORDANCE WITH THE PROVISIONS OF THE 1990 RESTRICTED STOCK GRANT AND TAX LOAN AGREEMENT DATED AS OF JUNE 1, 1990 BETWEEN THE REGISTERED OWNER AND ROCKFORD.


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            (2) THE SECURITIES REPRESENTED HEREBY HAVE BEEN ISSUED PURSUANT TO
            AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND HAVE BEEN ACCEPTED PURSUANT TO AN INVESTMENT REPRESENTATION BY OR ON BEHALF OF THE REGISTERED OWNER. IN THE ABSENCE OF AN EFFECTIVE REGISTRATION, THE SECURITIES REPRESENTED HEREBY SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED, WHETHER OR NOT FOR CONSIDERATION, EXCEPT UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF ITS COUNSEL AND/OR SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY, IN EITHER CASE TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.


            Executed this _____ day of June, 1990, with the intention that it become effective as of June 1, 1990.

                                         ROCKFORD CORPORATION



                                         By:      /s/
                                            ------------------------------------
                                            John G. Bartol, Chairman


                                         and



      /s/                                         /s/
------------------------------------        ------------------------------------
        Douglas Morby, Recipient            Robert F. Pothier, President


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$2,633 (or $13,250 ?)                                              June 30, 1990



                                 PROMISSORY NOTE



            FOR VALUE RECEIVED, the undersigned promised to pay to the order of ROCKFORD CORPORATION the sum of TWO THOUSAND SIX HUNDRED THIRTY THREE DOLLARS ($2,633) (or $13,250 ?) on May 31, 1993 (or 1995) together with interest on the unpaid balance at the rate of 8.82% (or 9.10%) per annum, payable quarterly. The principal sum evidenced by this Promissory Note (1) may be prepaid by maker, in whole or in part, on any Rockford payday prior to maturity and (2) must be prepaid on the 180th day occurring after both (a) payee's common stock becomes publicly traded and (b) a registration statement covering all of the shares of payee's common stock then vested in maker's ownership has been filed and become effective.



                                          /s/
                                          --------------------------------------
                                                  Douglas Morby (L.S.)